UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors

On October 16, 2008, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing the resignation of Willie C.W. Chiang and Sigmund L. Cornelius as directors of the Board of Directors of the Partnership’s ultimate general partner, DCP Midstream GP, LLC (the "General Partner") and the appointment of John E. Lowe and Gregory J. Goff to the Board of Directors, effective October 16, 2008. There were no disagreements between Messrs. Chiang or Cornelius and the Partnership regarding any matter or relating to the Partnership’s operations, policies or practices.

Mr. Lowe currently serves as assistant to the Chief Executive Officer of ConocoPhillips, an affiliate of the General Partner and Mr. Goff currently serves as Senior Vice President, Commercial of ConocoPhillips.  There is no arrangement or understanding between either Mr. Lowe or Mr. Goff and any other persons pursuant to which they were selected as a director.  The Board of Directors of the General Partner did not name Mr. Lowe or Mr. Goff to any committees of the Board of Directors at this time.

The General Partner serves as the ultimate general partner of the Partnership, holding a general partner interest in the Partnership.  DCP Midstream, LLC currently owns 100% of the General Partner, which allows it to control the Partnership, and owns a 28.8% limited partner interest in the Partnership.  DCP Midstream, LLC is a joint venture equally owned by Spectra Energy Corp. and ConocoPhillips.  For relationships between the Partnership, the General Partner, DCP Midstream, LLC and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence”, which is incorporated herein by reference from the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2008.

The press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated October 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:Michael S. Richards Title:Vice President, General Counsel and Secretary

October 17, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated October 16, 2008.